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                                                                    EXHIBIT 10.3

                                                                    CONFIDENTIAL
                                                        UNAUTHORIZED DUPLICATION
                                                                      PROHIBITED

                             MASTER LEASE AGREEMENT


         This Master Lease Agreement ("Agreement") is made and effective as of the 20th day of July, 1995, by and between CABOT MEDICAL CORPORATION, a New Jersey corporation ("CABOT") having its principal place of business located at 2150 Cabot Boulevard West, Langhorne, Pennsylvania 19047 and MEDICAL ALLIANCE, INC., a Texas corporation ("MAI") having its principal place of business located at 8200 Springwood Drive, Suite 200, Irving, Texas 75063.

                                   Background

         Cabot is a developer, manufacturer and distributor of, among other things, office endoscopy systems. MAI is a provider of surgical equipment and related services to medical offices for use in out-patient endoscopy procedures (individually, a "PROCEDURE" and, collectively, the "PROCEDURES"). Subject to the terms and conditions set forth below, Cabot desires to lease to MAI, and MAI desires to lease from Cabot, certain endoscopic equipment systems, as set forth on Exhibit A attached hereto and made a part hereof (individually, a "REPLACEMENT SYSTEM" and collectively, the "REPLACEMENT SYSTEMS") to replace certain endoscopic equipment systems currently utilized by MAI in certain geographical regions set forth on Exhibit B attached hereto and made a part hereof (the "REPLACEMENT TERRITORIES") and currently owned by MAI.

         In addition, from time to time MAI may request Cabot to lease (i) additional endoscopic system(s) (i.e., in addition to the Replacement System) in the Replacement Territory, (ii) additional endoscopic systems for new territories outside the Replacement Territories (individually, a "NEW TERRITORY" and, collectively, the "NEW TERRITORIES"), and/or (iii) new endoscopic systems for new endoscopic Procedures (in any case, individually, a "NEW SYSTEM" and, collectively, the "NEW SYSTEMS"), as will be more fully set forth on one or more additions to Exhibit A and/or Exhibit B to be initialled by both parties from time to time during the term of this Agreement, all upon the terms and conditions set forth below.

         The Replacement Systems and the New Systems are hereinafter referred to individually as a "System" and collectively as the "SYSTEMS". The Replacement Territories and the New Territories are hereinafter referred to individually as a "TERRITORY" and collectively as the "TERRITORIES."

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, and intending to be legally bound hereby, the parties to this Agreement agree as follows:

1.       DEFINITIONS.
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         For purposes of this Agreement, in addition to those terms defined in the recitals to and elsewhere in this Agreement, the following terms shall have the following meanings unless the context clearly otherwise requires:

         (a) "Certificate of Acceptance" shall have the meaning ascribed thereto in Section 5(a) hereof.

         (b) "Depreciated Asset Value" shall mean the asset value of a System, net of depreciation (as set forth beside each System reference on Exhibit A attached hereto), determined using the straight-line method with no residual value in accordance with generally accepted accounting principles applied on a, consistent basis.

         (c) "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, associations joint-stock company, unincorporated organization, cooperative, trust, estate, or any other entity of any kind or nature whatsoever.

         (d) "Term" shall have the meaning ascribed thereto in Section 2(b) hereof.

         (e) "Transfer Invoice Price" shall mean the retail list price normally charged by Cabot if a System were purchased outright.

2.       LEASE; TERM; TERMINATION.

         (a) Lease. Cabot hereby leases to MAI, and MAI hereby leases from Cabot, the Systems described and set forth on Exhibit A attached hereto and made a part hereof, on the terms and conditions set forth herein. Upon execution of this Agreement, Cabot and MAI shall mutually agree upon which Systems shall be delivered by Cabot hereunder and when such Systems shall be shipped and delivered. Thereafter, MAI shall give Cabot at least thirty (30) days written notice prior to the desired delivery date of its intent to lease any New System hereunder, and Cabot and MAI shall then mutually agree on a delivery date. Any and all Systems delivered to MAI pursuant to this Section 2(a) shall be delivered F.O.B Cabot's facility.

         (b) Term. The term of this Agreement (the "TERM") shall commence on the date of execution hereof and shall remain in effect until otherwise terminated as provided herein.

         (c)     Termination.

                 (1) Subject to the provisions set forth below, either party may terminate this Agreement without cause at any time by giving the other party at least ninety (90) days prior written notice of such termination.

                          (A)     In the event Cabot desires to terminate this
Agreement, MAI shall, at MAI's election, either (i) return to Cabot all Systems then being leased hereunder, with all costs associated with such return (including but not limited to freight, carriage and insurance) to be born by Cabot, or (ii) purchase and take title to all of the Systems then being leased hereunder at a price equal to the Depreciated Asset Value thereof. MAI shall provide Cabot





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written notice at least fifteen (15) days prior to the expiration of the above-referenced ninety (90) day period informing Cabot of its election hereunder.

                          (B)     In the event MAI desires to terminate this
Agreement, Cabot shall, at Cabot's election, either (i) obtain return of all Systems then being leased to MAI hereunder, with all costs associated with such return (including but not limited to freight, carriage and insurance) to be born by MAI, and receive from MAI, immediately upon demand, payment for all Systems then being leased to MAI hereunder at a price equal to the Depreciated Asset Value of such Systems or (ii) require MAI to purchase and take title to all of the Systems then being leased to MAI hereunder at the aggregate Transfer Invoice Prices for such Systems. Cabot shall provide MAI written notice at least fifteen (15) days prior to the expiration of the above-referenced ninety
(90) day period informing MAI of its election hereunder.

                 (2) In the event that Cabot and MAI mutually agree to terminate this Agreement, MAI shall either (i) return to Cabot all (or any number) of the Systems then being leased hereunder, with all costs associated with such return (including but not limited to freight, carriage and insurance) to be born equally by Cabot and MAI, or (ii) purchase and take title to all (or, if some Systems are returned to Cabot pursuant to the preceding clause, the remainder) of the Systems then being leased hereunder at a price equal to the lesser of (1) 1.6 times the aggregate Depreciated Asset Value of such purchased Systems or (2) the aggregate Transfer Invoice Prices for such Systems less twenty percent (20%) of such amount.

                 (3) In the event that either parry desires to terminate this Agreement upon the default by the other party pursuant to Section 12 below, the provisions of Section 12 shall apply.

         (d) Rights and Obligations Upon Termination. Upon the termination of this Agreement for any reason, any and all Fees due to Cabot shall be immediately due and payable as of the date of such termination, and all other obligations of the parties incurred through the effective date of such termination will be fulfilled by the parties fully in accordance with the terms and conditions of this Agreement notwithstanding termination hereof.

3.       RENTAL FEE; PAYMENT TERMS.

         (a) Rental Fee. Rental fees hereunder shall be based on per-Procedure fee schedule applicable to each System, as set forth on Exhibit C attached hereto and made a part hereof (singly or collectively, the "FEE").
The Fee applicable to any New System shall be set forth on Exhibit C, as the same may be amended and initialled by both parties from time to time. MAI shall pay Cabot the applicable Fee regardless of whether MAI receives payment from a third party payor for the supply of the Systems or the provision of MAI's services.

         (b) Fees Applicable to New Systems. It is understood by the parties hereto that the Fee schedule attached at Exhibit C hereto references different Fees applicable to New Systems than those applicable to Replacement Systems and that the initial Fees applicable to New Systems are gradually reduced as the volume of Procedures performed utilizing any New System increases, all as set forth on Exhibit C.





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         (c)     Payment Terms.  The first Fee payment shall be due no later than the 15th day of the second full calendar month following the date when a System is first used in a Procedure (except that, if the date when a System is first used in a Procedure is on or after the first day of such second full calendar month, then such Fee payment shall be due no later than the 15th day of the third succeeding calendar month) and shall cover Fees attributable to Procedures performed through the last day of the month immediately preceding the month when payment is due. Thereafter during the Term of this Agreement, Fee payments shall be made no later than the 15th day of each calendar month and shall cover Fees attributable to Procedures performed through the last day of the month immediately preceding the month when payment is due. If any scheduled date for payment shall be a Saturday, Sunday or legal holiday in Philadelphia, Pennsylvania or Dallas, Texas, payment shall be due on the business day next preceding the date when payment would otherwise be due.

         (d) Reports, Audits. MAI shall submit a report with each Fee payment setting forth with reasonable particularity the calculation of the Fee and the basis of the calculation. Upon request by Cabot, MAI shall allow Cabot and its employees and advisors reasonable access to MAI's facilities no more than four (4) times per year on a quarterly basis, during normal working hours and upon reasonable notice for the purpose of auditing the books and records of MAI relating to the Systems being leased hereunder in order to enable Cabot to verify the calculation and payment of the Fee in accordance with this Section.

         (e) Late Fee. In addition to Cabot's rights under Section 12 (as to Events of Default), MAI shall pay Cabot, as liquidated damages and not as a penalty, an additional amount equal to one and one-half percent (1.5%) of the applicable Fee for every month in which payment of the Fee is overdue under subsection (c) above, but not in excess of the amount Cabot is entitled to receive under any applicable law,

         (f) Place of Payment. All payments required under this Agreement shall be made to Cabot (or any successor or assignee of Cabot pursuant to Section 13(a)) at the address set forth on the first page hereof or at such other place as Cabot (or such successor or assignee) may designate in writing to MAI.

         (g) No Right of Set-Off. All Fee payments or other sums payable by MAI hereunder shall be its unconditional obligation and shall be made without right of abatement, reduction or set-off of any nature, including but not limited to rights of abatement, reduction or set-off arising out of any present or future claim that MAI may have against Cabot or any of its successors or assignees or any third party manufacturers or vendors of the Systems.

4.       TAXES: INDEMNITY.

         (a) Taxes, Assessments. MAI shall pay, promptly when due, all license fees and assessments, and all sales, use, property, excise and other taxes or charges (including any interest and penalties), now or hereafter imposed by any governmental body or agency upon MAI as the lessee or operator of the Systems and, if MAI purchases any Systems, any applicable sales tax on such purchases. MAI also agrees to prepare and file promptly with the appropriate offices any and all and other similar returns required to be filed with respect thereto (sending





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copies thereof to Cabot) or, if requested by Cabot, notify Cabot of such requirement and furnish Cabot with all information required by Cabot so that it may effect such filing.

         (b) Indemnification by MAI. MAI further agrees to and shall indemnify and save Cabot, its affiliates, directors, officers, employees, agents, successors and assigns harmless from and against, and to defend them against, any and all liabilities, damages, losses and expenses (including reasonable attorney's fees and expenses of litigation), incurred by or imposed upon them or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any reckless or negligent act or willful misconduct of or any of its employees or agents.

         (c) Indemnification by Cabot. Cabot agrees to and shall indemnify and save MAI, its affiliates, directors, officers, employees, agents, successors and assigns harmless from and against, and to defend them against, any and all liabilities, damages, losses and expenses (including reasonable attorney's fees and expenses of litigation), incurred by or imposed upon them or any one of them in connection with any claims, suits, actions, demands or judgments arising out of (i) any theory of product liability concerning any Systems being supplied hereunder or (ii) any reckless or negligent act or willful misconduct of Cabot or any of its employees or agents in connection with the maintenance of the Systems as provided in Section 8(d) below; provided, however, that this indemnification shall not apply to any liability, damage, loss or expense which arises out of an illness or injury attributable to the reckless or negligent acts or willful misconduct of MAI, its employees or agents. Notwithstanding anything stated herein to the contrary, Cabot shall not have any liability under this subsection if (1) MAI failed to properly inspect and test a System prior to a Procedure to ensure that such System was in good working order and repair, where such inspection could have revealed any defect in or need for repair of such System or (2) MAI failed to give Cabot prompt written notice of the need for maintenance of a System in accordance with Section 8(d).

         (d) Indemnification Notice; Survival. Any party seeking indemnification pursuant to this Section 4 shall promptly notify the other party of any claim or suit for which indemnification is being sought and shall fully cooperate with the indemnifying party in handling any such claim. MAI and Cabot's respective obligations contained in this Section 4 shall survive the termination of this Agreement.

5.       ACCEPTANCE.

         Promptly after delivery of any System to be leased under Exhibit A to MAI, and in any event within fourteen (14) days of receipt thereof, MAI shall inspect the Systems and (a) if fully satisfied therewith, execute and deliver to Cabot a "CERTIFICATE OF ACCEPTANCE" in form and content satisfactory to Cabot, or (b) notify Cabot in writing of the unacceptability of any System, setting forth with reasonable particularity the reasons for such unacceptability. No claim for any defect then existing and discoverable upon inspection shall be allowed unless made in writing to Cabot within the fourteen
(14) day period. Any notification that any one System unit is unacceptable shall not be construed to mean that any other System unit is unacceptable unless Cabot is so notified in writing. On every Certificate of Acceptance Cabot shall reference (1)





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the asset value initially attributable to the subject System, (2) the "Transfer
Invoice Price", and (3) the serial number for the subject System.

6.       INSURANCE; RISK OF LOSS.

         (a)     Insurance.

                 (1) MAI shall at its sole cost and expense obtain and maintain insurance covering the Systems and the utilization thereof. Exhibit E attached hereto and made a part hereof sets forth the types of insurance that will initially be maintained by MAI, and the initial amounts of coverage afforded thereby. As additional Systems are leased hereunder, MAI shall obtain additional insurance coverage as may be necessary to insure against additional risks. MAI shall provide Cabot with evidence of such insurance upon request. The policies for such insurance shall (i) name Cabot as an additional insured and loss payee, and (ii) provide that Cabot shall receive thirty (30) days' prior notice of any termination, cancellation, or alteration of the terms of such insurance, and, if permitted by the insurance carrier, that the coverage afforded to Cabot shall not be rescinded, impaired, or invalidated by any act or neglect of MAI.

                 (2) Cabot shall at its sole cost and expense obtain and maintain product liability insurance covering design and manufacturing defects in the Systems. Cabot shall provide MAI with evidence of such insurance upon request. The policies for such insurance shall (i) name MAI as an additional insured and loss payee, and (ii) provide that Cabot and MAI shall receive thirty (30) days' prior notice of any termination, cancellation, or alteration of the terms of such insurance, and, if permitted by the insurance carrier, that the coverage afforded to MAI shall not be rescinded, impaired, or invalidated by any act or neglect of Cabot.

         (b) Risk of loss. Except as otherwise provided in Sections 2(c)(1)(A) and 8(c) hereof, the Systems, until returned to Cabot, shall be held at all times at the sole risk of MAI for injury, damage (including damage to third parties and their property), loss, destruction, theft, expropriation or requisition (as to either tide or use). If the Systems or any of them are destroyed, lost, stolen, damaged beyond repair, or permanently rendered unfit for normal use for any reason whatsoever, MAI shall promptly notify Cabot in writing and in such notice shall state that a System requires replacement and the reasons therefor. Cabot shall supply MAI the replacement System, F.O.B. Cabot's facility, at a price equal to Cabot's actual cost therefor (determined immediately prior to such occurrence and otherwise in accordance with Cabot's normal accounting procedures) plus an additional ten percent (10%) of such cost, which amounts MAI shall pay Cabot on demand. Upon such replacement, however, Cabot shall continue to supply the subject System at the scheduled Fee rate in effect at the time of the event necessitating the replacement.

7.       TITLE.

         (a)     Title.  Unless MAI purchases any System from Cabot pursuant to
Section 2(c) above or Section 11(b), 12(a)(1) or 12(c) below, (1) the ownership of the Systems is and at all times shall remain in Cabot, (ii) the Systems are and shall remain personal property and shall not be attached to or become part of any realty, and (iii) MAI will not sell, secrete, mortgage,





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assign, transfer, lease, sublet, loan, part with possession of, or encumber the
Systems or permit any liens or charges to become effective thereon or permit or attempt to do any of the acts aforesaid, except that MAI may transport and set up such Systems in physicians' offices, hospitals and clinics for the purpose of allowing physicians to utilize the Systems for Procedures, demonstrations and training. MAI agrees, at MAI's own expense, to take such action as may be necessary (1) to remove any such encumbrance, lien or charge, and (2) to prevent any third party from acquiring any other interest in any Systems (including, without limitation, by reason of such Systems being deemed to be a fixture or a part of any realty).

         (b) Financing Statements. MAI acknowledges that Cabot may, at Cabot's expense, affix and maintain on the Systems a plate indicating Cabot's ownership thereof for the purpose of, among other things, noticing MAI's creditors. MAI shall execute and deliver to Cabot and permit Cabot to file informational financing statements in all applicable jurisdictions covering the Systems and referencing Cabot as lessor, as provided in Section 9-408 of the Uniform Commercial Code (or any corresponding provision of the Texas Uniform Commercial Code).

8.       LIMITED WARRANTY; LIMITATION OF REMEDIES; MAINTENANCE.

         (a) Limited Warranty. Cabot makes no warranty, express or implied, with respect to the Systems except as set forth in this Section 8(a). Cabot warrants from the date of the Certificate of Acceptance executed by MAI, according to specific product warranties and time limitations as contained in the applicable users' manual, that the Systems shall be free from defects in material and workmanship when properly maintained, handled and used for the intended purpose. This warranty applies only to MAI. This warranty does not cover any Limited Life Components (as defined in Section 8(e)(3) below) or damage resulting from (i) use or installation other than in strict accordance with manufacturer's written instructions, (ii) disassembly or repair by an unauthorized Person, (iii) misuse, misapplication or abuse, (iv) alteration,
(v) lack of reasonable care or (vi) wind, ice, snow, rain, lightning, or any other weather conditions or acts of God (hereinafter referred to collectively as "MISUSE, MISHANDLING OR MODIFICATION"), and any such misuse, mishandling or modification of the Systems shall render the warranty set forth in this Section 8(a) null and void; provided, however, that if MAI repairs the condition caused by such misuse, mishandling or modification to Cabot's satisfaction, this limited warranty shall be reinstated but the original term applicable thereto shall not be extended and this limited warranty shall terminate immediately upon the expiration of the original warranty period.

         (b) Disclaimer of Implied Warranties. OTHER THAN THE WARRANTIES SET FORTH ABOVE, CABOT MAKES NO OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR AS TO ANY OTHER MATTER. THE EXPRESS WARRANTIES CONTAINED HEREIN SUPERSEDE ANY AND ALL ORAL OR WRITTEN WARRANTIES OR REPRESENTATIONS MADE OR IMPLIED BY CABOT OR ANY OF CABOT'S EMPLOYEES OR REPRESENTATIVES OR IN ANY OF CABOT'S BROCHURES, MANUALS, CATALOGUES, LITERATURE OR OTHER MATERIALS.





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         (c)     Limitation of Remedy.  EXCEPT AS OTHERWISE PROVIDED IN SECTION
4(C) HEREOF, MAI'S SOLE AND EXCLUSIVE REMEDY AND CABOT'S SOLE OBLIGATION FOR
ANY BREACH OF THE EXPRESS WARRANTIES CONTAINED HEREIN SHALL BE LIMITED TO THE REPAIR OR REPLACEMENT OF THE DEFECTIVE SYSTEM, AS CABOT IN ITS SOLE DISCRETION SHALL DETERMINE (with a new or factory reconditioned product, as Cabot may determine). Cabot reserves the right to make an examination and make the necessary repair or replacement in its own factory, at any authorized repair station, or at MAI's place of business. To obtain service under this warranty, MAI must follow all applicable procedures for return of Systems as set forth herein. EXCEPT AS OTHERWISE PROVIDED IN SECTION 4(C) HEREOF, CABOT SHALL IN NO EVENT AND UNDER NO CIRCUMSTANCES BE LIABLE OR RESPONSIBLE FOR ANY
CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, DIRECT OR SPECIAL DAMAGES BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, OR OTHERWISE OR ANY OTHER LEGAL THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE SALE, USE, OR
FAILURE OF ANY SYSTEM LEASED OR ACQUIRED BY MAI FROM CABOT HEREUNDER (INCLUDING BUT NOT LIMITED TO LOSS OF INCOME, LOSS OF TIME, LOSS OF SALES, OR INJURY TO PERSONAL PROPERTY).

         (d) Maintenance. During the Term of this Agreement (and notwithstanding any time limitation on warranty obligations set forth in subsection (a) above), provided that (1) the Systems are not being subject to misuse, mishandling or modification and are being used for their intended purpose according to applicable instructions and this Agreement, and (2) MAI provides Cabot with written notice of the need for maintenance of any System within two (2) business days after the occurrence of any malfunction Cabot shall at its own cost and expense (i) maintain the Systems in good working order and condition and (ii) at Cabot's sole election, repair or replace any component or components of any System that may require repair or replacement from time to time to the extent necessary to maintain, preserve, and keep the Systems in good working order and condition. In order to satisfy its maintenance obligations hereunder Cabot must either (i) perform maintenance with respect to any System in need of repair or (ii) provide MAI temporarily with an adequate loaner system within seventy-two (72) hours after Cabot has received written notice that maintenance is required. If, however, any System requires repair or replacement due to breakage which occurs during shipping and handling or misuse, mishandling or modification, MAI shall promptly notify Cabot in writing of such occurrence (before any return of a System to Cabot for repair or replacement), and MAI shall be fully responsible for the repair or replacement of such System, at MAI's sole cost and expense, as provided in subsection (e) below. Notwithstanding anything stated in this Section 8(d) to the contrary, Cabot shall not be responsible for maintaining any System once it is acquired by MAI pursuant to the provisions of Section 2(c) or 11(b) of this Agreement, and the time period applicable to the warranty set forth in subsection (a) above shall be deemed to have commenced as of the date the Certificate of Acceptance for such System was executed by MAI.

         (e) Repairs/Replacements Not Covered by Cabot's Warranty or Maintenance Obligations.





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                 (1)      If a System requires repair that is not covered by
Cabot's warranty or maintenance obligations as set forth under this Section 3, MAI shall have the option of (i) engaging Cabot to repair the System at a charge equal to Cabot's cost of parts (determined immediately prior to the repair and otherwise in accordance with Cabot's normal accounting procedures) plus $100 per hour for labor, which amounts MAI shall pay Cabot within thirty
(30) days after invoice by Cabot or (ii) engaging a qualified third parry to repair the item at MAI's sole cost and expense, provided, however, that if Cabot's prior written authorization as to such third party's engagement is not obtained (which authorization shall not be unreasonably withheld), Cabot shall have no obligation to continue to maintain the System component requiring repair, as otherwise would be required by this Section 8(e). Before returning a System to Cabot for repair or engaging the third party to conduct the repair, as the case may be, MAI shall give prior written notice of such election to Cabot. Upon such repair, however, Cabot shall continue to supply the subject System at the scheduled Fee rate in effect at the time of the event necessitating the repair.

                 (2) If a System requires replacement that is not covered by Cabot's warranty or maintenance obligations as set forth in this Section 8, Cabot shall supply MAI the replacement System, F.O.B. Cabot's facility, at a charge equal to Cabot's actual cost therefor (determined immediately prior to such occurrence and otherwise in accordance with Cabot's norm al accounting procedures) plus an additional ten percent (10%) of such cost, which amounts MAI shall pay Cabot within thirty (30) days after invoice by Cabot. Upon such replacement, however, Cabot shall continue to supply the subject System at the scheduled Fee rate in effect at the time of the event necessitating the replacement.

                 (3) Notwithstanding anything stated in this Section 8 to the contrary, MAI shall be fully responsible for, and bear the sole cost and expense for (i) any and all sterile, disposable and consumable items used in connection with the Systems (collectively, "CONSUMABLES") and (ii) any and all normal limited life components of Systems, as set forth on Exhibit D attached hereto and made a part hereof (the "LIMITED LIFE COMPONENTS"). As New Systems are added to Exhibit A from time to time during the Term of this Agreement, any additional Limited Life Components applicable to such Systems shall be added from time to time to Exhibit D, to be initialled by both parties. Notwithstanding anything stated in this Section 8 to the contrary, Cabot shall have no continuing maintenance obligations with respect to the Limited Life Components.

                          (A)     MAI hereby agrees that if Cabot can supply
any Consumable or Limited Life Component at a price that is not less favorable than the best price charged MAI by a third party supplier based upon similar volume commitments and not less favorable than provisions regarding performance specifications and delivery schedules, then MAI shall purchase its requirements for any such Consumables and Limited Life Components supplied by Cabot at such prices and upon such similar terms and conditions as Cabot and MAI shall mutually agree in writing. In connection with the foregoing, if MAI receives an offer from another Person to supply any Consumables and/or Limited Life Components, MAI must first provide Cabot with the opportunity to supply MAI with such Consumables and/or Limited Life Components in accordance with this subsection, by giving prompt written notice of the offer to Cabot (the "OFFER NOTICE") and including in the Offer Notice a copy of the terms and conditions of such





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offer, including but not limited to price terms, but excluding any names, so that Cabot may indicate its acceptance or rejection of the terms of such offer. If Cabot does not accept such terms within five (5) business days after the date of its receipt of the Offer Notice, then MAI shall be free to enter into an agreement with the other Person with respect to the Consumables and/or Limited Life Components set forth in the Offer Notice upon the same terms and conditions as communicated to Cabot in such Offer Notice, but Cabot and MAI shall continue to remain bound by the terms and conditions of this subsection with respect to new offers to supply or purchase Consumables or Limited Life Components.

9. ACCESSIONS; INSPECTION: ALTERATIONS. All replacements or substitutions of parts, of or in any of the Systems leased hereunder shall constitute accessions thereto and shall become part of the Systems owned by Cabot; provided, however, that MAI may add components to the Systems if such act would not cause material damage (as defined below) to the System during use. Any components added by MAI to the Systems shall remain the property of MAI and may be removed by MAI upon the termination of the lease of any System hereunder if (i) MAI removes such components, at MAI's sole cost and expense, at the end of the applicable Term and (ii) such removal can be effected without causing material damage (as defined below) to the System. The term "material damage" as used in the preceding sentences shall mean damage the nature of which has a measurable effect on the economic value or resaleability of the System in question. Upon Cabot's request, MAI will permit Cabot to have access to the Systems at all reasonable times for the purpose of inspection and examination. MAI shall make no material alterations in the Systems without the prior written consent of Cabot. MAI will permit the Systems to be operated and repaired only by qualified personnel.

10. USE OF EQUIPMENT; COMPLIANCE WITH LAWS. MAI shall be entitled to the right to exclusive possession and control of the Systems and the use thereof during the Term of this Agreement so long as no Event of Default (as defined in Section 12 below) has occurred. MAI will comply with all present and future federal, state and local laws, regulations and ordinances, and all applicable requirements of the manufacturer of the Systems, applicable to the physical possession, operation, condition, use and maintenance of the Systems, including but not limited to any and all applicable regulations of the Joint Commission on Accreditation of Hospitals (JCAH) (including but not limited to regulations applicable to the maintenance of medical equipment). MAI agrees to obtain all permits and licenses necessary for the operation of the Systems.

11.      SYSTEM UTILIZATION.

         (a) Required Utilization. Before Cabot will supply another System in an established Territory, MAI must be able to show that the utilization rate for the System then in use (which may be a Replacement System or a New System) must be a minimum of thirty (30) procedures per month. If Cabot does supply such a System, MAI will pay a per-Procedure Fee (for all Procedures done in the Territory and regardless of which System is used in any given Procedure), equal to the average of

(i) the Fee applicable to the existing System and (ii) the Fee applicable to a New System as will be more fully set forth on one or more additions to Exhibit C to be initialled by both parties from time to time during the term of this Agreement.

         (b) Failure to Achieve Utilization Rate. If within six (6) months after MAI delivers the Certificate of Acceptance for any individual System, MAI fails to achieve a utilization rate of fifteen (15) Procedures per month for such System in the applicable Territory, Cabot may, at its sole option, by giving MAI at least ninety (90) days prior written notice thereof, cause MAI to return such System. If Cabot elects to have the System returned, MAI shall then have the option to re-lease such System at a rental equal to the sum of
(i) the Depreciated Asset Value of the System (paid in a lump sum when the election is made) and (ii) continuing payments during the Term of this Agreement equal to the lowest Fee applicable to such System, as set forth on Exhibit C, provided, however, that Cabot's maintenance obligations as set forth in Section 8(d) above shall no longer apply. If MAI does not elect to purchase such System as set forth above and elects, instead, to return such System to Cabot,

                 (1) MAI shall have no further responsibility to adhere to the utilization requirements set forth in this Section 11, but MAI shall pay Cabot upon demand any and all Fees accrued and accruing with respect to such System through the date of return of such System to Cabot; and

                 (2) MAI shall cooperate with Cabot in arranging the return of such System, with all costs associated with such return (including but not limited to freight, carriage and insurance) to be born by MAI.

12.      EVENTS OF DEFAULT; REMEDIES; EXPENSES.

         (a)     Default by MAI.  In the event that:

                 (1) MAI shall default in the payment of any installment of any Fee payment or other sum payable hereunder when due and such default is not cured within fifteen (15) days after written notice from Cabot to MAI; or

                 (2) MAI shall default in the observance or performance of any other material covenant or agreement in this Agreement and such default shall continue for a period of fifteen (15) days (unless another period is specified herein) after written notice from Cabot to MAI; or

                 (3) MAI shall dissolve or become insolvent (however evidenced) or bankrupt, commit any act of bankruptcy, make an assignment for the benefit of creditors, suspend the transaction of its usual business or consent to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed for MAI or for a substantial part of its property, or bankruptcy, reorganization, insolvency, or similar proceedings shall be instituted by or against MAI; or

                 (4) an order, judgment, or decree shall be entered against MAI by a court of competent jurisdiction and such order, judgment or decree shall continue unpaid or unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution, or any execution or writ of process shall be issued in connection with any action or proceeding against MAI or its property whereby the Systems or any substantial part of MAI's property may be taken or restrained;

then, and in any such event, Cabot may, by written notice ("CABOT TERMINATION NOTICE") to MAI (to the extent legally permitted to do so), do the following:

                 (I) at Cabot's option, immediately terminate this Agreement (in whole as to all Systems or in part as to only a portion of the Systems), and MAI's rights hereunder with respect thereto, in which event Cabot shall (unless prohibited by applicable law or court order), at Cabot's election, either (i) obtain return of all Systems then being leased to MAI hereunder, with all costs associated with such return (including but not limited to freight, carriage and insurance) to be born by MAI, and receive from MAI, immediately upon demand, payment for all Systems then being leased to MAI hereunder at a price equal to the Depreciated Asset Value of such Systems or (ii) require MAI to purchase and take title to all of the Systems then being leased to MAI hereunder at the aggregate Transfer Invoice Prices for such Systems. Cabot shall inform MAI of its election hereunder in the Cabot Termination Notice, and MAI shall have fifteen (15) business days within which to perform pursuant to such election; and

                 (II) declare immediately due and payable all Fees and other sums due and payable;

provided, however, that if MAI does not comply with the provisions of Subsections 12(a)(1) and (U) above, Cabot may (to the extent legally permitted to do so) do the following:

                 (Y) proceed by appropriate court action or actions either at law or in equity, to enforce performance by MAI of the applicable covenants of this Agreement or to recover damages for the breach thereof; and/or

                 (Z) without necessity of process or other legal action, enter onto the premises of MAI or such other premises as the Systems may then be located and take possession of the Systems.

         (b) Cumulative Cabot Remedies. In addition, MAI shall continue to be liable for all indemnities and all reasonable legal fees and other costs and expenses resulting from the foregoing defaults or the exercise and enforcement of Cabot's remedies hereunder, including placing any Systems in good working order and condition. No remedy referred to in subsection (a) above is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Cabot at law or in equity.

         (c)     Default by Cabot.  In the event that:

                 (1) Cabot shall default in the observance or performance of a material covenant or agreement in this Agreement and such default shall continue for a period of fifteen (15) days (unless another period is specified herein) after written notice from MAI to Cabot; or

                 (2) Cabot shall dissolve or become insolvent (however evidenced) or bankrupt, commit any act of bankruptcy, make an assignment for the benefit of creditors, suspend the transaction of its usual business or consent to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed for Cabot or for a substantial part of its property, or bankruptcy, reorganization, insolvency, or similar proceedings shall be instituted by or against Cabot; or

                 (3) an order, judgment, or decree shall be entered against Cabot by a court of competent jurisdiction and such order, judgment or decree shall continue unpaid or unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution, or any execution or writ of process shall be issued in connection with any action or proceeding against Cabot or its property whereby the Systems or any substantial part of Cabot's property may be taken or restrained;

then, and in any such event, MAI may, by written notice ("MAI TERMINATION NOTICE") to Cabot (to the extent legally permitted to do so), at MAI's option, immediately terminate this Agreement (in whole as to all Systems or in part as to only a portion of the Systems), and Cabot's rights hereunder with respect thereto, in which event MAI shall (unless prohibited by applicable law or court order), at MAI's election, either (i) return to Cabot all Systems then being leased hereunder, with all costs associated with such return (including but not limited to freight, carriage and insurance) to be born by Cabot, or (ii) purchase and take title to all of the Systems then being leased hereunder at a price equal to the Depreciated Asset Value thereof. MAI shall inform Cabot of its election hereunder in the MAI Termination Notice, and Cabot shall have fifteen (15) business days within which to perform pursuant to such election. If Cabot does not comply with the provisions of this Subsection 12(c), MAI may (to the extent legally permitted to do so) proceed by appropriate court action or actions either at law or in equity, to enforce performance by Cabot of the applicable covenants of this Agreement or to recover damages for the breach thereof.

         (d) Cumulative MAI Remedies. In addition, Cabot shall continue to be liable for all indemnities and all reasonable legal fees and other costs and expenses resulting from the foregoing defaults or the exercise and enforcement of MAI's remedies hereunder. No remedy referred to in subsection (c) above is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to MAI at law or in equity.

13.      MISCELLANEOUS.

         (a) Assignment. MAI shall not assign (including by operation of law) this Agreement or any interest herein, or sublease any Systems, or part with possession of any Systems, without the prior written consent of Cabot, which consent shall not be unreasonably withheld. Cabot shall not assign (including by operation of law) this Agreement or any interest herein wi the prior written consent of MAI, provided that Cabot may assign this Agreement to Circon Corporation ("CIRCON") upon giving notice thereof to MAI and provided that Circon executes an agreement whereby it agrees to be bound by all of the terms and conditions hereof. Any permitted assignee shall have all the rights, powers, privileges, and remedies of the assigning party hereunder.

         (b) Return of Systems. If at any time pursuant to the provisions of this Agreement MAI is required or elects to return any System or component thereof to Cabot (whether for return, replacement or repair), MAI shall crate the Systems to Cabot in a proper manner, adequately protected for shipment. Unless a System is being returned to Cabot specifically for repair or replacement purposes, the Systems shall be in good operating condition.

         (c) Entire Agreement. This Agreement and Exhibits executed pursuant hereto represent the entire agreement between Cabot and MAI as to the Systems, and may not be altered, amended, changed, or terminated without a written agreement signed by authorized officers of Cabot and MAI.

         (d) Notices. Any notice required to be given hereunder by either party shall be in writing and may be given by hand delivery, by delivery to a nationally recognized overnight courier, or by sending the same by facsimile or telex or by registered air mail, postage prepaid, addressed to the other at the respective numbers, places or addresses set forth below, or to such other facsimile number, telex number, address, place or places as the parties, or either of them from time to time may designate in writing. All such notices, demands and communications shall be deemed to have been duly given or made: (1) on the date delivered if hand delivered; or (2) five days after the date deposited via U.S. mail if mailed certified mail, return receipt requested; or
(3) two days after the date deposited via overnight courier, charges prepaid; or (4) on the date sent if sent by telex or facsimile transmission provided that (i) in the case of a telex transmission, the receipt of the telex is confirmed by way of the callback signal; (ii) in the case of a facsimile transmission, receipt of confirmation from the facsimile transmitter at the conclusion of the transmission of complete and uninterrupted transmission of the facsimile, on the day of transmission at the place where the recipient is located except when it is transmitted after 5:00 p.m. Pennsylvania time at that place, then on the next business day. All notices shall be sent to the following addresses:

                 If to, Cabot:    Cabot Medical Corporation
                                  2150 Cabot Boulevard West
                                  Langhorne, PA 19047
                                  Attention:  Glenn Stahl, Senior Vice
                                              President, Strategic Development
                                  Telecopier No.: 215-750-0161

                 If to MAI:       Medical Alliance, Inc.
                                  8200 Springwood Drive, Suite 200
                                  Irving, Texas 75063
                                  Attention: Paul Herchman, President

                                  Telecopier No.: 214-432-8959

         (e) Non-Waiver. No failure by either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by either party of any right hereunder preclude any other further exercise thereof or the exercise of any other right.

         (f) Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         (g) Binding Arbitration. If good faith negotiations among the parties do not resolve any claim, dispute or other matter arising out of or relating to this Agreement or the alleged breach hereof within sixty (60) days after Notice of such claim, dispute or other matter is provided to the other party (the "CLAIM NOTICE"), such claim, dispute or other matter shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by one arbitrator, who shall be an attorney, selected by mutual agreement of the parties or, if the parties are unable to agree upon an arbitrator, then an arbitrator selected by the American Arbitration Association in accordance with its rules (the "ARBITRATOR"). The Arbitrator shall be authorized to retain experts and the costs therefor and of such arbitration shall be paid as directed by the Arbitrator. The parties agree that all matters of fact and law shall be decided exclusively by the Arbitrator, and the Arbitrator shall not have the power to refer to any applicable court any issues for determination by such court. The parties irrevocably agree that the arbitration shall be held in the jurisdiction of the party delivering the Claim Notice. The Arbitrator shall be obliged to render an award (the "AWARD") within sixty (60) days of his or her appointment, which Award shall be final and binding on the parties hereto. Each party hereto expressly waives the right to appeal the Award to the extent permitted by applicable law and agrees that judgment upon the Award rendered in any such arbitration may be made to such court for a judicial acceptance of any such award made in any such arbitration, or any order of enforcement made therein as the case may be. Service of process, notices and demands of such arbitration, and any other notices or other communications required or permitted under this Section, shall be given in accordance with Section 13(d) hereof. Under no circumstances shall the Arbitrator have the power to award punitive or similar damages to any party hereto.

         (h) Severability. If any term or other provision of this Agreement is invalid, illegal, or unenforceable by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not substantially affected.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law principles.

         (j) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (k) Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of Cabot and MAI and their respective legal representatives successors, and permitted assigns.

         (l) Further Assurance. MAI shall promptly execute and deliver to Cabot (or any successor or assignee of Cabot pursuant to Section 13(a)) such further documents and take such further action as Cabot or such assignee may request in order to more effectively carry out the intent and purpose hereof and to fully protect Cabot's or any such successor or assignee's interest hereunder in accordance with the Uniform Commercial Code or other applicable law, including out limitation, the filing of financing and continuation statements, whether for informational purposes or otherwise.

         (m) Definition of "Agreement".. "Agreement," as used herein, shall be deemed to refer to this Agreement and any and all Exhibits now or hereafter executed pursuant hereto.

         (n) Force Majeure. Neither MAI nor Cabot shall be penalized under any nonperformance standards contained in this Agreement by reason, directly or indirectly, from fire, explosion, strike, freight embargo, Act of God, or of the public enemy, war, civil disturbances, quarantine, or epidemic. MAI and Cabot agree, however, to use their best efforts to remedy such mishaps and restore normal business activities within a reasonable period of time.

         (o) No Agency Created. This Agreement shall not constitute either party an affiliate, joint venturer, partner, agent, employee or representative of the other for any purpose.

         IN WITNESS WHEREOF, Cabot and MAI have caused this Agreement to be duly executed and is effective as of the date and year first above written.

                                        CABOT MEDICAL CORPORATION


                                        By: /s/ Glenn H. Stahl
                                            ----------------------------------
                                            Glenn Stahl, Senior Vice President,
                                            Strategic Development


                                        MEDICAL ALLIANCE, INC.



                                        By: /s/ Paul Herchman
                                            ----------------------------------
                                        Name:  Paul Herchman
                                        Title: President & CEO